                                                                    EXHIBIT 99.2

                               Charles W. Ergen
                      EchoStar Communications Corporation
                           5701 South Santa Fe Drive
                           Littleton, Colorado 80120


                               November 30, 1998



American Sky Broadcasting, LLC
c/o The News Corporation Limited
1211 Avenue of the Americas
New York, New York 10036

The News Corporation Limited
1211 Avenue of the Americas
New York, New York 10036

MCI Telecommunications Corporation
1800 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Ladies and Gentlemen:

   Reference is made to the Purchase Agreement (the "Purchase Agreement"), dated as of November 30, 1998, by and among American Sky Broadcasting, LLC ("ASkyB"), The News Corporation Limited ("News Corporation"), MCI Telecommunications Corporation ("MCI") and EchoStar Communications Corporation (the "Seller"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

   1. As a further inducement for the News Corporation, MCI and ASkyB to enter into the Purchase Agreement, Charles W. Ergen hereby agrees that he shall:

       (i) vote any and all shares of Seller owned, directly or indirectly, of record or beneficially, by him, in favor of the Purchase Agreement and the transactions contemplated thereby at any meeting of stockholders of Seller, held in connection therewith; and

       (ii) until such time as the stockholders of Seller approve the Purchase Agreement and the transactions contemplated thereby, not sell, dispose of, transfer or encumber or grant any proxies or any other rights of any nature whatsoever in or to any shares or other securities of Seller such that his percentage of the voting power of Seller decreases to a percentage of 50% or less.
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American Sky Broadcasting, LLC
The News Corporation Limited
MCI Telecommunications Corporation
November 3, 1998
Page 2


   2. As a further inducement for Seller to enter into the Purchase Agreement, News Corporation and MCI agree that, for a period of five years from the Closing Date, neither News Corporation or MCI nor any Affiliate of News Corporation or MCI (regardless of whether such Person is an Affiliate on the date hereof), except as provided herein, shall, directly or indirectly, acting alone or in concert with others, undertake any of the following actions unless expressly requested or consented to in writing in advance by the Board of Directors of Seller to so act:

       (i) make, or in any way "participate" in, directly or indirectly, any "solicitation" of "proxies" or consents to vote, become a "participant" in any "election contest" (as such terms are defined or used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any securities of Seller or any Affiliate of Seller:

       (ii) form, join or in any way participate in a "group" within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any securities of Seller or any Affiliate of Seller or any securities carrying the right or option to acquire such securities;

       (iii) otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence in any manner, the management, board of directors, policies or affairs of Seller or any Affiliate of Seller or propose to seek to effectuate any combination or merger with Seller or any Affiliate of Seller or any restructuring, recapitalization or similar transaction with respect to Seller or any Affiliate of Seller;

       (iv) have any securities of Seller or any Affiliate of Seller on deposit in a voting trust or subject any securities of Seller or any Affiliate of Seller to any arrangements with respect to the voting of such securities or other agreement having similar effect;

       (v) initiate or propose, or induce or attempt to induce, advise, assist or otherwise encourage any other Person to initiate or propose, (a) any tender offer for any securities of Seller or any Affiliate of Seller (b) any shareholder proposal with respect to Seller or any Affiliate of Seller, or (c) any other action described in this paragraph 2; or

       (vi) enter in any negotiation, arrangement or understanding with any third party with respect to any of the foregoing.

   3. As further inducement for Seller to enter into the Purchase Agreement, each of News Corporation and MCI agrees that, for a period of five years from the Closing Date, each of News Corporation and MCI will, and will cause its respective Subsidiaries and Affiliates (regardless of whether such Person is a Subsidiary or an Affiliate on the date hereof) to, at any regular or special meeting of stockholders or by consent of stockholders at or by which News Corporation, MCI or its respective Subsidiaries or Affiliates (regardless of whether such Person is a Subsidiary or an Affiliate on the date hereof) are entitled to vote or consent, (i) with respect to the election of directors

American Sky Broadcasting, LLC
The News Corporation Limited
MCI Telecommunications Corporation
November 3, 1998
Page 3


of Seller, vote or consent in the manner recommended by the Board of Directors of Seller, and (ii) with respect to any other action to be taken by stockholders, either vote in the manner recommended by the Board of Directors of Seller, or abstain from such vote; provided, however, that the restrictions set forth in clause (ii) shall not apply to News Corporation or MCI in the event that the outcome of any such action would have the effect of discriminating against (x) the holders of Class A Common Stock vis a vis holders of any other class of the Company's equity securities or (y) News Corporation or MCI vis a vis any other holder of the Company's equity securities.

   4.  Miscellaneous.

       (i)   Remedies.  Any Person having rights under any provision of this
             --------
agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this agreement. Failure of any party to exercise any right or remedy under this agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.


       (ii)  Governing Law; Severability.  This agreement shall be enforced,
             ---------------------------
governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

       (iii) Merger Clause. This agreement, the Purchase Agreement and the
             -------------
other Collateral Agreements (as defined in the Purchase Agreement) (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein and therein. This agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

       (iv)  Counterparts.  This agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission of a copy of this agreement bearing the signature of the party so delivering this agreement.

American Sky Broadcasting, LLC
The News Corporation Limited
MCI Telecommunications Corporation
November 3, 1998
Page 4


       (v)   Amendment.  The provisions of this agreement may be amended and
             ---------
the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing executed by each of the parties hereto.


       (vi)  Notices.  Any notices required or permitted to be given under the
             -------
terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses and facsimile numbers for such communications shall be as set forth in Section 9(g) of the Purchase Agreement.



                            [Signature Page Follows]

American Sky Broadcasting, LLC
The News Corporation Limited
MCI Telecommunications Corporation
November 3, 1998
Page 5


     If the foregoing accurately reflects our agreement with respect to the foregoing matters, please sign a copy of this letter in the space provided below and return it to the undersigned.

                           Very truly yours,

                           ECHOSTAR COMMUNICATIONS CORPORATION


                           By: _______________________________
                           Title:______________________________



                           _____________________________
                           Charles W. Ergen


Accepted and agreed as of the date
first-above written:

THE NEWS CORPORATION LIMITED


By: _______________________________
Title:______________________________


MCI TELECOMMUNICATIONS CORPORATION


By:________________________________
Title:_______________________________


AMERICAN SKY BROADCASTING, LLC


By: _______________________________
Title:______________________________